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                          RESOLUTIONS REGARDING THE

            AMENDMENT AND RESTATEMENT OF BYLAWS OF THE CORPORATION


     RESOLVED, that Article III of the Bylaws of the Corporation is amended by changing the references to "fifty days" to "seventy days" and Article IV, Section 5, of the Bylaws is amended by changing the references to "fifty days" to "sixty days".

     RESOLVED, that, after giving effect to the amendments set forth in the preceding resolution, the Bylaws of the Corporation will be restated in the form of the Amended and Restated Bylaws presented to this Board.

     RESOLVED, that the Secretary of the Corporation is directed to file a copy of the Amended and Restated Bylaws in the form presented to this Board with the minute book of the Corporation.

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                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                          JEFFERSON BANKSHARES, INC.



                          ARTICLE I - CORPORATE SEAL


     The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference, "JEFFERSON BANKSHARES, INC." In the center shall be the word "SEAL."


                           ARTICLE II - FISCAL YEAR

     The fiscal year of the Corporation shall be the calendar year.


                      ARTICLE III - CLOSING OF TRANSFER
                         BOOKS AND FIXING RECORD DATE

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of this Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this article, such determination shall apply to any adjournment thereof.

                    ARTICLE IV - MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings - Meetings of stockholders may be held at such place, either within or without the Commonwealth of Virginia, as may be provided in the notice of the meeting.

     Section 2. Annual Meeting - The annual meeting of stockholders shall be held on the fourth Tuesday in April of each year.

     Section 3. Substitute Annual Meetings - If in the judgment of the Chairman of the Board of Directors (the "Chairman"), or the Board of Directors, because of the unavailability of necessary information, or for other sufficient reason, an annual meeting of stockholders should not be held on the day designated in these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. Any meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 4. Special Meetings - Special meetings of the stockholders may be called by the Chairman, the President, the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     Section 5. Notice of Meetings - Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting (except as a different time is specified in these Bylaws or by law) either personally or by mail, by or at the direction of the Chairman, the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Notice of a stockholders' meeting to act on (i) an amendment of the Articles of Incorporation; (ii) a reduction of stated capital; (iii) a plan of merger, consolidation or exchange; or (iv) the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property or assets of the Corporation if not made in the usual and regular course of its business, shall be given, in the manner provided above, not less than twenty-five nor more than sixty days before the date of the meeting. Any such notice shall be accompanied by (a) a copy of the proposed amendment; (b) a copy of the proposed plan of reduction or merger, consolidation or exchange; or (c) shall state that a purpose or one of the purposes of the meeting is to consider a proposed sale, lease, exchange, mortgage, pledge or other disposition of property and assets of the Corporation other than in the usual and regular course of its business.

     Section 6. Quorum; Required Vote - A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Treasury shares shall not be counted to establish a quorum. If a quorum is present the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except to the extent (i) that the vote of a greater number or voting by classes is required by law or the Articles of Incorporation; (ii) that in elections of directors the provisions of Article V, Section 3 of these Bylaws shall apply; and (iii) that a vote is required on any of the matters set forth in the second paragraph of Section 5 of this Article IV of these Bylaws, in which event the affirmative vote of more than two-thirds of the shares entitled to vote thereon shall be the act of the stockholders. Less than a quorum may adjourn.

     Section 7. Shares Entitled to Vote; Proxies - Each outstanding share of common stock shall be entitled to vote on each matter submitted to a vote at a meeting of stockholders. Treasury shares shall not be entitled to any vote. Shares of other classes of stock, if any, shall be entitled to such vote as may be provided in the Articles of Incorporation.

     A stockholder may vote either in person or by proxy executed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.

     Section 8. Waiver of Notice - Notwithstanding any other provisions of law, the Articles of Incorporation, or these Bylaws, whenever notice of any meeting for any purpose is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

     A stockholder who attends a meeting shall be deemed to have had timely and proper notice of the meeting unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


                            ARTICLE V - DIRECTORS

     Section 1.  General Powers - The business and affairs of the
Corporation shall be managed by the Board of Directors subject to any requirement of stockholder action contained in the law of the state in which the Corporation was organized or in the articles of incorporation.

     Section 2. Number, Term and Qualification - The number of directors of the Corporation shall be not less than five nor more than twenty-five. These numbers may be increased or decreased from time to time by amendment to these Bylaws in the manner provided by law. No decrease in number shall have the effect of shortening the term of any incumbent director. The number of directors to be elected by stockholders, within the range established by these Bylaws, at the next meeting at which directors are to be elected shall be established by resolution of the Board of Directors, and such number shall be deemed to be the number of directors fixed by these Bylaws; provided that (i) in the event a vacancy on the Board of Directors occurs which the Board of Directors declines to fill, the number of remaining incumbent directors shall be deemed to be the number of directors fixed by these Bylaws; and (ii) the Board of Directors shall have the right during the period between meetings of the stockholders at which directors are elected to increase the number of directors formerly elected by the stockholders until the maximum number set forth in these Bylaws is reached, and the number of directors as so increased shall be deemed to be the number of directors fixed by these Bylaws. In the absence of a resolution of the Board of Directors setting the number of directors to be elected at a meeting of stockholders held for that purpose, the number of directors to be elected at such meeting shall be the number last elected by the stockholders.

     Each director shall hold office until his death, resignation, retirement, or removal or until his successor is elected.

     Any person who is elected a Director for the first time after December 31, 1981, or who is again elected a Director after such date without having continuously been a Director since such date will be under age 70 at the time of such election. Any Director who has not continuously been a Director since before January 1, 1982, will not be reelected once he becomes age 70.

     Section 3. Election of Directors - Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder of any shares of the capital stock of the Corporation entitled to vote for the election of directors. Nominations other than those made by or on behalf of the management of the Corporation will be made in writing delivered or mailed to the president of the Corporation not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if notice of the meeting is mailed to shareholders less than 21 days before the date set for the meeting, the nomination must be mailed or delivered not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice concerning the nomination must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting at his discretion, and upon his instructions the vote tellers will disregard all votes cast for each such nominee.

     At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes will be the directors.

     If the election of directors is not held on the day designated for any annual meeting or at any subsequent session of such meeting, the Directors will cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     Section 4. Removal - At a meeting called expressly for that purpose any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares entitled to vote at an election of the directors. If any directors are so removed, new directors may be elected at the same meeting.

     Section 5. Vacancies - Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

     Section 6. Compensation - The Board of Directors may fix the compensation of directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board of Directors.


                       ARTICLE VI - DIRECTORS MEETINGS

     Section 1. Regular Meetings - Regular meetings of the Board of Directors shall be held annually, immediately following each annual meeting of stockholders, for the purpose of electing officers and carrying on such other business as may properly come before such meeting, and, if necessary, immediately following each special meeting of stockholders to consider and act upon any matter which may properly come before such meeting. Any such meeting shall be held at the place where the stockholders meeting was held. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings, and such meetings shall be held at the time and place, within or without the Commonwealth of Virginia, as the Chairman or, in his absence, the President shall designate.

     Section 2. Special Meetings - Special meetings of the Board of Directors shall be held on the call of the Chairman, the President or any three members of the Board of Directors at the principal office of the Corporation or at such other place as the Chairman or, in his absence, the President, shall designate.

     Section 3. Telephone Meetings - The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

     Section 4. Notice of Meetings - No notice need be given of regular meetings of the Board of Directors.

     Notice of special meetings of the Board of Directors will be given either (i) by mail or telegram sent at least 24 hours before the time of the meeting or (ii) by telephone or in person at least 6 hours before the time of the meeting. Such notice will include the time and purpose of the meeting and the place at which or the means by which the meeting will be held. Notice given by mail or telegram will be deemed to be given when sent, whereas notice given by telephone or in person will be deemed to be given only when actually given to the person to be notified.

     Section 5. Quorum; Required Vote - A majority of the directors shall constitute a quorum for the transaction of business by the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law or these Bylaws.

     Section 6. Waiver of Notice - Notwithstanding any other provisions of law, the Articles of Incorporation or these Bylaws, whenever notice of any meeting for any purpose is required to be given to any director a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

     A director who attends a meeting shall be deemed to have had timely and proper notice of the meeting unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 7. Actions by Directors without Meeting - Any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action, shall be signed either before or after such action by all of the directors. Such consent shall have the same force and effect as a unanimous vote.


                    ARTICLE VII - COMMITTEES OF DIRECTORS

     Section 1. Executive Committee - The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate four or more directors to constitute an executive committee. A majority of the members of the executive committee shall constitute a quorum. The executive committee shall meet on the call of any of its members. Notice of any such meeting shall be given by mail, telephone, telegraph or other means by the close of business on the day before such meeting is to be held. The executive committee shall have and may exercise all of the authority of the Board of Directors except to approve (i) an amendment of the Articles of Incorporation; (ii) a plan of merger or consolidation; (iii) a plan of exchange under which the Corporation would be acquired; (iv) the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the Corporation otherwise than in the usual and regular course of its business; (v) the voluntary dissolution of the Corporation; (vi) revocation of voluntary dissolution proceedings; (vii) any employee benefit plan involving the issuance of common stock; or (viii) the compensation paid to a member of the executive committee.

     Section 2. Audit Committee - The Board of Directors shall appoint an audit committee consisting of not less than three directors, none of whom shall be officers, which committee shall regularly review the adequacy of internal financial controls, review with the Corporation's independent public accountants the annual audit and other financial statements, and recommend the selection of the Corporation's independent public accountants.

     Section 3. Other Committees - The Board of Directors may designate such other committees with limited authority as it may deem advisable.

     Section 4. Telephone Meetings - Committees may participate in meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

     Section 5. Actions by Committees without Meetings - Any action which may be taken at a committee meeting, may be taken without a meeting if a consent in writing, setting forth the action, shall be signed either before or after such action by all of the members of the committee. Such consent shall have the same force and effect as a unanimous vote.

     Section 6. Committee Rules - Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of direction by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. Except to the extent that these Bylaws contain provisions to the contrary, in other respects each committee shall conduct its business in the same manner as the Board of Directors is required to conduct its business.


                           ARTICLE VIII - OFFICERS

     Section 1. Officers - The officers of the Corporation shall be a Chairman, a President, a Secretary, and a Treasurer, and in the discretion of the Board of Directors, one or more Vice Presidents and other officers and assistant officers as may be deemed necessary or advisable to carry on the business of the Corporation. The Chairman and the President shall be members of the Board of Directors. Any two offices may be combined in the same person except the offices of President and Secretary.

     Section 2. Election, Term - Officers shall be elected at the annual meeting of the Board of Directors immediately following the annual meeting of stockholders, and may be elected at such other time or times as the Board of Directors shall determine. They shall hold office, unless removed, until the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Chairman, the President, or the Board of Directors. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

     Section 3. Removal of Officers - Any officer may be removed, with or without cause, at any time by the Board of Directors at any duly called meeting.

     Section 4. Duties of the Chairman - The Chairman shall preside at all meetings of the Board of Directors and shareholders. He shall be an ex-officio member of all committees of the Corporation and shall perform such duties as may, from time to time, be assigned to him by the Board of Directors.

     Section 5. Duties of the President - The President shall have general charge and supervision of the business of the Corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors and shareholders. He shall be an ex-officio member of all committees of the Corporation and shall perform such duties as may, from time to time, be assigned to him by the Board of Directors.

     Section 6. Duties of Vice Presidents - The Vice Presidents shall perform such duties as may, from time to time, be assigned to them by the Chairman, the President or the Board of Directors.

     Section 7. Duties of the Secretary - The Secretary shall have the duty to see that a record of the proceedings of each meeting of the stockholders and the board of directors is properly recorded and the notices of all such meetings are duly given in accordance with the provisions of these Bylaws or as required by law; he shall be custodian of the records of the Corporation; he may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a Corporation, and such other duties as, from time to time, may be assigned to him by the Chairman, the President or the Board of Directors.

     Section 8. Duties of the Treasurer - The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board of Directors, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board of Directors may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him by the Chairman, the President or the Board of Directors.

     Section 9. Duties of other Officers - The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors creating the offices to which they have been elected and, to the extent that such powers and duties are not so stated, they shall have such powers and duties as generally pertain to their respective offices, subject to the control of the Chairman, the President or the Board of Directors.

     Section 10. Voting Securities of other Corporations - Any one of the Chairman, the President, the Secretary or the Treasurer shall have power to act for and vote on behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock, or in connection with any consent of stockholders in lieu of any such meeting.

     Section 11. Bonds - The Board of Directors may by resolution require that any or all officers, agents and employees of the Corporation give bond to the Corporation, with sufficient sureties, conditioned upon the faithful performance of the duties of their respective offices or positions.


                      ARTICLE IX - CERTIFICATES OF STOCK

     Section 1. Form and Issuance - Certificates of stock shall be in such form as may be approved by the Board of Directors, and shall be signed by the President or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may (but need not) be sealed with the seal of the Corporation or a facsimile thereof.
Any such signature may be a facsimile, engraved or printed, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     Section 2. Lost, stolen or destroyed Stock Certificates; Issuance of new Certificates - The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 3. Transfer - The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents or clerks and registrars thereof. Unless otherwise provided, transfers of shares of stock by the Corporation shall be made upon its books by surrender of the certificates for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney-in-fact.

                            ARTICLE X - AMENDMENTS

     Section 1. New Bylaws and Alterations - These Bylaws may be amended or repealed and new bylaws may be made at any regular or special meeting of the Board of Directors by the vote of a majority thereof. However, bylaws made by the Board of Directors may be repealed or changed and new bylaws may be made by the stockholders and the stockholders may prescribe that any bylaw made by them shall not be altered, amended, or repealed by the directors.